UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 11, 2013

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive

Westlake Village, California 91362

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (818) 879-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.	Other Events

Item 8.01.	Other Events

On June 11, 2013, Dole Food Company, Inc. issued a press release to report that its Board of Directors has received an unsolicited proposal from David H. Murdock, Dole’s Chairman of the Board and CEO, to acquire all of the outstanding shares of common stock of Dole Food Company, Inc. not already owned by Mr. Murdock or his family for $12.00 per share in cash. The text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9.	Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release, dated June 11, 2013, reporting that that the Board of Directors of Dole Food Company, Inc. has received an unsolicited proposal from David H. Murdock, Dole’s Chairman of the Board and CEO, to acquire all of the outstanding shares of common stock of Dole Food Company, Inc. not already owned by Mr. Murdock or his family for $12.00 per share in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 11, 2013	DOLE FOOD COMPANY, INC.
REGISTRANT

	By:	/s/ C. MICHAEL CARTER
C. Michael Carter
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 11, 2013, reporting that that the Board of Directors of Dole Food Company, Inc. has received an unsolicited proposal from David H. Murdock, Dole’s Chairman of the Board and CEO, to acquire all of the outstanding shares of common stock of Dole Food Company, Inc. not already owned by Mr. Murdock or his family for $12.00 per share in cash.

4